                                                                    EXHIBIT 99.1

FOR IMMEDIATE DISTRIBUTION


CONTACT: Corporate Communications   Investor Relations
         404-715-2554               404-715-6679


     DELTA AIR LINES REPORTS RESULTS FOR DECEMBER 2004 QUARTER AND FULL YEAR

ATLANTA, Jan. 20, 2005 - Delta Air Lines (NYSE: DAL) today reported results for the quarter and year ended Dec. 31, 2004, and other significant news. The key points are, Delta:

o Reports a fourth quarter net loss of $2.2 billion, or $16.58 loss per share, including non-cash charges totaling $1.4 billion. Full year 2004 net loss is $5.2 billion, or $41.07 loss per share, including non-cash charges totaling $2.9 billion.

o Excluding the unusual items described below, reports a fourth quarter net loss of $780 million, or $5.88 loss per share, and a full year 2004 net loss of $2.3 billion, or $18.10 loss per share.

o Achieves critical milestones in its transformation plan during the December 2004 quarter, including reaching agreement with pilots on contractual changes designed to deliver $1 billion in long-term, annual cost savings, and completing agreements to borrow up to $1.13 billion.

o       Ends quarter with $1.8 billion in unrestricted cash.

        Delta Air Lines reported a net loss of $2.2 billion and a loss per share of $16.58 for the December 2004 quarter. In the December 2003 quarter, Delta reported a net loss of $327 million and loss per share of $2.69. For the full year 2004, Delta reported a net loss of $5.2 billion and a loss per share of $41.07, compared to a net loss of $773 million and a loss per share of $6.40 for the full year 2003.

        Excluding the unusual items described below, the December 2004 quarter net loss and loss per share were $780 million and $5.88, respectively,(1) compared to a net loss of $207 million and a loss per share of $1.71 in the December 2003 quarter. Excluding the unusual items described below, the full year 2004 net loss and loss per share were $2.3 billion and $18.10, respectively, compared to a net loss of $1.0 billion and a loss per share of $8.58 for the full year 2003.

        "High fuel prices and domestic yields that continue to decline resulted in another quarter of disappointing results. These numbers show clearly the difficulties our airline will continue to face in 2005," said Gerald Grinstein, Delta's chief executive officer. "At the same time, Delta made important progress toward our transformation goals, including moving forward with our cost reduction efforts and completing key financial transactions - accomplishments that would not have been possible without the participation and commitment of the entire Delta team."

                                    - more -

FINANCIAL PERFORMANCE

        Fourth quarter operating revenues increased 0.9 percent, while passenger unit revenues decreased 5.6 percent, compared to the December 2003 quarter. Continued weak domestic yields, down 7.7 percent as compared to the prior-year quarter, drove the decline in passenger unit revenues. The load factor for the December 2004 quarter was 73.7 percent, a 1.1 point increase as compared to the December 2003 quarter. System capacity was up 5.8 percent and mainline capacity was up 6.2 percent from the prior-year quarter. Detailed traffic, capacity, load factor, yield and passenger unit revenue information is provided in Note 2.

        Operating expenses for the December 2004 quarter increased 48.4 percent from the December 2003 quarter and unit costs increased 40.2 percent. Excluding the unusual items described below, operating expenses for the December 2004 quarter increased 13.1 percent from the corresponding period in the prior year. Fuel expense increased 75.5 percent, or $385 million, with approximately 94 percent of the increase resulting from higher fuel prices. Excluding the unusual items described below, consolidated system unit costs increased 6.9 percent and mainline unit costs increased 5.6 percent. Excluding the unusual items described below, fuel price neutralized unit costs (2),(3) for the consolidated system decreased 2.2 percent and mainline fuel price neutralized unit costs decreased
3.9 percent.

        "2004 was a challenging year for Delta, a fact that is clearly represented in the results we reported today. This year was also one of change, in which we developed and began to implement a plan for our business that is designed to enable us to compete going forward. Not only is this transformation plan well under way, we can report that we have made significant progress toward our goals," said Michael J. Palumbo, Delta's executive vice president and chief financial officer. "However, a great deal of work remains to be accomplished and we will continue to face significant challenges in 2005."

        In the December 2004 quarter, Delta recognized a reduction in fuel expenses of $18 million, which represents the remaining portion of the $82 million deferred gain recorded in the March 2004 quarter from the early settlement of its fuel hedge contracts. Delta's average fuel price for the quarter was $1.42 per gallon.

        Guidance on capacity, unit costs and other items is provided below.

LIQUIDITY AND FINANCIAL TRANSACTIONS

        At Dec. 31, 2004, Delta had $2.1 billion in cash, of which $1.8 billion was unrestricted. Delta had negative cash flow from operations of $636 million in the December 2004 quarter. Capital expenditures for the quarter were approximately $191 million, including $89 million for aircraft.

                                    - more -

        During the December 2004 quarter, Delta completed agreements with GE Commercial Finance and American Express Travel Related Services Company, Inc. to borrow up to $1.13 billion. At Dec. 31, 2004, the company had borrowed $811 million under these agreements. As previously announced, during the December 2004 quarter Delta also:

        o Exchanged $237 million of secured notes due in 2005 and 2006 for $235 million of newly issued, secured notes due in 2008;

        o Exchanged $135 million of unsecured notes due in 2005 for a like amount of newly issued, unsecured notes due in 2007 and 5.5 million shares of common stock;

        o       Sold its equity investment in Orbitz, Inc. for $143 million;

        o Sold eight MD-11 aircraft and related inventory for $227 million;

        o Completed agreements with certain aircraft lessors and lenders to deliver $57 million in average annual concessions between 2005 and 2009. The company issued a total of 4.4 million shares of common stock related to these agreements; and

        o Reached agreements with 115 suppliers to obtain $46 million in average annual benefits through 2007.

         During the December 2004 quarter Delta also completed agreements with certain other aircraft lenders to defer $112 million in debt obligations from 2004 and 2006 to later years. Additionally, subsequent to Dec. 31, 2004, Delta sold for $36 million a promissory note the company previously received in conjunction with the June 2003 sale of its equity investment in Worldspan.

        Other significant transactions completed during the year include (1) the issuance, in February 2004, of $325 million in convertible debt; (2) the deferral of delivery of certain Boeing 737 and Boeing 777 aircraft from 2005 and 2006 to 2007 through 2009; and (3) the amendment, in July 2004, of an existing credit agreement which resulted in an additional $152 million of liquidity.

TRANSFORMATION PLAN

        On Sept. 8, 2004, Delta outlined key elements of its transformation plan which is intended to deliver approximately $5 billion in annual benefits by 2006 (as compared to 2002) while also improving the service provided to its customers.

        Delta's transformation plan includes the following targeted annual benefits:

(IN MILLIONS)                                                   2005     2006
------------------------------------------------------------------------------

Profit Improvement Initiatives                                 $2,300   $2,300
Non-pilot operational improvements                              1,075    1,600
Pilot cost reduction                                              900    1,000
Other benefits                                                    135      125
------------------------------------------------------------------------------
Total                                                          $4,410   $5,025
==============================================================================


                                    - more -

         By the end of 2004, Delta achieved $2.3 billion of benefits under its Profit Improvement Initiatives, which began at the end of 2002. Delta has identified, and has begun implementation of, key intiatives to support the remaining $2.7 billion in targeted benefits. As a result, the company believes that it is on track to deliver the remaining $2.7 billion in targeted benefits through the implementation of the following key initiatives:

        NON-PILOT EMPLOYEE INITIATIVES - These initiatives include (1) additional profit improvement initiatives to increase productivity and enhance technology; (2) an across-the-board, 10 percent pay reduction for executives, supervisory, administrative, and frontline employees that became effective Jan. 1, 2005; (3) increases to the shared cost of healthcare coverage; (4) the elimination of the healthcare coverage subsidy for employees who retire after Jan. 1, 2006; and (5) the elimination of 6,000 - 7,000 jobs by December 2005. Approximately 3,400 employees have elected to participate in voluntary workforce reduction programs, most of which will be completed by April 2005.

        HUB REDESIGN - Delta previously announced decisions (1) to redesign its primary hub in Atlanta to a continuous, "un-banked" hub to increase capacity with the same number of aircraft, while reducing congestion and
        (2) to dehub its Dallas/Ft. Worth operation and redeploy those assets to grow its hub operations in Atlanta, Cincinnati and Salt Lake City. These initiatives call for more than 51% of Delta's network to be restructured by Jan. 31, 2005. The company believes these initiatives will generate incremental benefits beginning in 2005.

        PILOT COST REDUCTION - Delta's new agreement with its pilots includes
        (1) a 32.5 percent reduction to base pay rates on Dec. 1, 2004 with no scheduled increases in base pay rates during the term of the agreement; and (2) benefit changes such as a 16 percent reduction in vacation pay, increased cost sharing of medical benefits, the amendment of the defined benefit pension plan to stop service accrual as of Dec. 31, 2004, and the establishment of a defined contribution pension plan as of Jan. 1, 2005. The agreement becomes amendable on Dec. 31, 2009.

        On Jan. 5, 2005, Delta announced the expansion of its SimpliFares(TM) initiative within the 48 contiguous Unites States. SimpliFares is a fundamental change in Delta's pricing structure which supports the company's commitment to become a simpler and more customer-focused airline. SimpliFares reduced unrestricted fares on some routes by as much as 50 percent. Additionally, fare categories have been simplified, are easier to understand and no longer require a Saturday night stay.

        As part of a company-wide initiative to make the customer experience more comfortable and affordable, Delta recently began to refurbish its aircraft to include brighter interiors and all-leather seats; simplified its SkyMiles program elite qualification; and reduced its ticket change fee. Future plans include improvements to delta.com, Delta's onboard food product and employee uniforms.

                                     -more-

EXPLANATION OF UNUSUAL ITEMS

DECEMBER 2004 QUARTER UNUSUAL ITEMS

        In the December 2004 quarter, Delta recorded unusual items totaling a $1.4 billion charge. These items are described below:

        (1) A $1.9 billion goodwill impairment charge in accordance with SFAS 142(4). This standard requires a company to assess, at least annually, whether the book value of an entity is at least equal to its fair value. If not, an impairment charge must be recorded. Increased fuel prices, the difficult revenue environment, and the implementation of certain initiatives pursuant to our recently completed strategic review resulted in reductions to Atlantic Southeast Airlines, Inc. (ASA) and Comair, Inc. fair value estimates. This resulted in the requirement that we write-off ASA and Comair goodwill.

        (2) A $194 million charge related to voluntary and involuntary workforce reduction programs;

        (3) A $120 million settlement charge related to the company's defined benefit pension plan for pilots (Pilot Plan). This charge relates to the lump sum distributions under the Pilot Plan for 363 pilots who retired. As a result of the lump sum distributions, Delta must accelerate the recognition of actuarial losses in accordance with SFAS 88(5);

        (4) A $527 million gain related to the elimination of the healthcare coverage subsidy for future retirees;

        (5) A $123 million gain related to the sale of Delta's equity investment in Orbitz, Inc.; and

        (6) A $114 million tax benefit from a reduction in the deferred tax asset allowance that resulted from the goodwill impairment charge discussed above.

DECEMBER 2003 QUARTER UNUSUAL ITEMS

        In the December 2003 quarter, Delta recorded (1) a settlement charge related to the Pilot Plan; (2) a charge associated with the sale of 11 B737-800 aircraft; (3) a gain on the sale of certain equity investments; (4) a reduction to operating expenses from revised estimates of remaining costs associated with Delta's 2002 workforce reduction programs; and (5) a gain related to derivative and hedging activities accounted for under SFAS 133. These items totaled a net charge of $120 million, net of tax.

CONSOLIDATED STATEMENTS OF OPERATIONS

        The attached Consolidated Statements of Operations for the three and 12 month periods ended Dec. 31, 2004 and 2003 show Delta's net loss as reported under Generally Accepted Accounting Principles in the United States
(GAAP), as well as net loss excluding the unusual items described above. Delta believes this information is helpful to investors to evaluate recurring operational performance because (1) the goodwill impairment charge is a one-time event; (2) the charges related to workforce reduction programs, pilot retirements and the sale of aircraft (in 2003), and the gains from changes in retiree healthcare benefits and sales of equity investments are not representative of recurring operations; and (3) the SFAS 133 charge in 2003 reflects volatility in earnings driven by changes in the market which are beyond the company's control. Delta no longer excludes SFAS 133 charges due to the reduction in our fuel hedge portfolio and other investments. For further information, please see Note 1 to the attached Consolidated Statements of Operations.

                                    - more -

2005 GUIDANCE

        Delta estimates that its funding obligation in 2005 for its defined benefit pension and defined contribution plans will be approximately $400 million to $450 million (6).

        Capital expenditures for March 2005 quarter are estimated to be approximately $289 million, including approximately $147 million for aircraft. All of our regional jet aircraft deliveries in 2005 will be financed under existing agreements. The remaining mainline aircraft to be delivered in 2005 are scheduled to be sold to a third party immediately upon delivery from the manufacturer pursuant to a previously announced agreement.

        The following table includes certain projected information for the periods presented.

                                                                             Year-Over-Year Changes
                                                                             ----------------------
                                                                        Q1 2005             Full Year 2005
                                                                        -------             --------------
    Capacity                                                           Up 6% to 8%            Up 6% to 8%

    Consolidated fuel price neutralized unit costs,
    excluding unusual items (7)                                    Down approximately 8%    Down 9% to 10%
    (vs. prior year unit costs, excluding unusual items)

    Mainline fuel price neutralized unit
    costs, excluding unusual items (7)
    (vs. prior year unit costs, excluding
    unusual items)                                                 Down approximately 10%   Down 11% to 12%


OTHER MATTERS

        Attached to this earnings release are Delta's Consolidated Statements of Operations for the three and 12 months ended Dec. 31, 2004 and 2003; a statistical summary for those periods; selected balance sheet data as of Dec. 31, 2004, and Dec. 31, 2003; and a reconciliation of certain GAAP to non-GAAP financial measures.

        Delta will host a webcast to discuss its quarterly earnings today, Jan. 20, 2005 at 9:30 a.m. Eastern Standard Time. The webcast is available via the Internet at www.delta.com/inside/investors/index.jsp.

        Delta is the world's second largest airline in terms of passengers carried and the leading U.S. carrier across the Atlantic, offering daily flights to 492 destinations in 89 countries on Delta, Song, Delta Shuttle, the Delta Connection carriers and its worldwide partners. Delta's marketing alliances allow customers to earn and redeem frequent flyer miles on more than 14,000 flights offered by SkyTeam and other partners. Delta is a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. For more information, please visit delta.com.

                                     -more-

ENDNOTES

1    Note 1 to the attached Consolidated Statements of Operations shows a reconciliation of Delta's net loss reported under accounting principles generally accepted in the United States (GAAP) to the net loss excluding unusual items, as well as reconciliations of other financial measures including and excluding unusual items.

2    "Fuel price neutralized unit costs" means the amount of operating cost incurred per available seat mile during a reporting period, adjusting the average fuel price per gallon for that period to equal the average fuel price per gallon for the corresponding period in the prior year.

3    Delta believes discussion of fuel price neutralized unit costs assists investors in understanding the impact of changes in fuel costs on our operations.

4    Statement of Financial Accounting Standard (SFAS) No. 142, "Goodwill and
Other Intangible Assets."

5    SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of
Defined Benefit Pension Plans and for Termination Benefits"

6    Estimates of Delta's future funding obligations under its defined benefit pension plans are based on various assumptions, including the actual market performance of the plan assets, future long-term investment grade corporate bond rates and regulatory requirements.

7    Delta is unable to reconcile this financial measure to unit costs under
GAAP for the future periods presented because Delta cannot project specific unusual items that may occur in the future periods presented.

STATEMENTS IN THIS NEWS RELEASE THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS REGARDING DELTA'S ESTIMATES, BELIEFS, EXPECTATIONS, INTENTIONS, STRATEGIES OR PROJECTIONS, MAY BE "FORWARD-LOOKING STATEMENTS" AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL FORWARD-LOOKING STATEMENTS INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE ESTIMATES, BELIEFS, EXPECTATIONS, INTENTIONS, STRATEGIES AND PROJECTIONS REFLECTED IN OR SUGGESTED BY THE FORWARD-LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, OUR ABILITY TO REDUCE OPERATING EXPENSES, OUR ABILITY TO OBTAIN NECESSARY FINANCING OR DEBT PAYMENT DEFERRALS TO MEET OUR LIQUIDITY NEEDS, OUR ABILITY TO COMPLY WITH FINANCIAL COVENANTS IN OUR LOAN AGREEMENTS, OUR PENSION PLAN FUNDING OBLIGATIONS, PILOT EARLY RETIREMENTS, THE COST OF AIRCRAFT FUEL, THE EFFECT OF CREDIT RATINGS DOWNGRADES, INTERRUPTIONS OR DISRUPTIONS IN SERVICE AT ONE OF OUR HUB AIRPORTS, OUR INCREASING DEPENDENCE ON TECHNOLOGY IN OUR OPERATIONS, LABOR ISSUES, THE EFFECTS OF TERRORIST ATTACKS, RESTRUCTURINGS BY COMPETITORS AND COMPETITIVE CONDITIONS IN THE AIRLINE INDUSTRY. ADDITIONAL INFORMATION CONCERNING RISKS AND UNCERTAINTIES THAT COULD CAUSE DIFFERENCES BETWEEN ACTUAL RESULTS AND FORWARD-LOOKING STATEMENTS IS CONTAINED IN DELTA'S SECURITIES AND EXCHANGE COMMISSION FILINGS, INCLUDING ITS FORM S-1, FILED WITH THE COMMISSION ON DECEMBER 21, 2004. CAUTION SHOULD BE TAKEN NOT TO PLACE UNDUE RELIANCE ON DELTA'S FORWARD-LOOKING STATEMENTS, WHICH REPRESENT DELTA'S VIEWS ONLY AS OF JANUARY 20, 2005, AND WHICH DELTA HAS NO CURRENT INTENTION TO UPDATE.

                              DELTA AIR LINES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
            (unaudited; in millions, except share and per share data)

                                         Three Months Ended
                                            December 31,
                                                               Percent
                                          2004        2003     Change

Operating Revenues:
 Passenger:
  Mainline                              $2,611      $2,619       (0.3%)
  Regional affiliates (a)                  718         718          -
 Cargo                                     136         125        8.8%
 Other, net                                176         148       18.9%
  Total operating revenues               3,641       3,610        0.9%
Operating Expenses:
 Salaries and related costs              1,529       1,552       (1.5%)
 Aircraft fuel                             895         510       75.5%
 Depreciation and amortization             315         316       (0.3%)
 Contracted services                       260         227       14.5%
 Contract carrier arrangements             224         212        5.7%
 Landing fees and other rents              218         214        1.9%
 Aircraft maintenance materials
  and outside repairs                      163         165       (1.2%)
 Aircraft rent                             172         183       (6.0%)
 Other selling expenses                    106         112       (5.4%)
 Passenger commissions                      39          54      (27.8%)
 Passenger service                          89          83        7.2%
 Impairment of intangible assets         1,875           -         NM
 Pension settlements, asset writedowns,
   restructuring and related items, net   (212)        232         NM
 Other                                     224         115       94.8%
  Total operating expenses               5,897       3,975       48.4%
Operating Loss                          (2,256)       (365)    (518.1%)
Other Income (Expense):
 Interest expense                         (223)       (199)     (12.1%)
 Interest income                            10          10          -
 Gain from sale of investments, net        123          37      232.4%
 Gain on extinguishment of debt              8           -         NM
 Fair value adjustments of
  SFAS 133 derivatives                      13           7       85.7%
 Miscellaneous income (expense), net        12          (2)     700.0%
  Total other expense, net                 (57)       (147)      61.2%
Loss Before Income Taxes                (2,313)       (512)    (351.8%)
Income Tax Benefit                         107         185      (42.2%)
Net Loss                                (2,206)       (327)    (574.6%)
Preferred Stock Dividends                   (5)         (5)         -
Net Loss Available to
 Common Shareowners                    $(2,211)     $ (332)    (566.0%)
Basic and Diluted Loss Per Share       $(16.58)     $(2.69)    (516.4%)

Net Loss Excluding (Note 1)              $(780)     $ (207)    (276.8%)
Basic and Diluted Loss Per Share
 Excluding (Note 1)                     $(5.88)     $(1.71)    (243.9%)

Weighted Average Shares Used In
 Basic and Diluted Loss Per
 Share Computation                 133,352,838  123,474,030       8.0%

Operating Margin                        (62.0%)      (10.1)%    (51.9)pts.


(a) Includes revenue from our wholly owned subsidiaries Atlantic Southeast Airlines, Inc. and Comair, Inc., and from our contract carriers, Flyi, Inc., Chautauqua Airlines, Inc., and SkyWest Airlines, Inc., for all periods presented.

                                     -more-

                              DELTA AIR LINES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
            (unaudited; in millions, except share and per share data)

                                        Twelve Months Ended
                                            December 31,
                                                                 Percent
                                          2004         2003      Change

Operating Revenues:
 Passenger:
  Mainline                              $10,880      $10,393        4.7%
  Regional affiliates (a)                 2,910        2,629       10.7%
 Cargo                                      500          467        7.1%
 Other, net                                 712          598       19.1%
  Total operating revenues               15,002       14,087        6.5%
Operating Expenses:
 Salaries and related costs               6,338        6,342       (0.1%)
 Aircraft fuel                            2,924        1,938       50.9%
 Depreciation and amortization            1,244        1,230        1.1%
 Contracted services                        999          886       12.8%
 Contract carrier arrangements              932          784       18.9%
 Landing fees and other rents               875          858        2.0%
 Aircraft maintenance materials
  and outside repairs                       681          630        8.1%
 Aircraft rent                              716          727       (1.5%)
 Other selling expenses                     502          479        4.8%
 Passenger commissions                      204          211       (3.3%)
 Passenger service                          349          325        7.4%
 Impairment of intangible assets          1,875            -         NM
 Pension settlements, asset writedowns,
  restructuring and related items, net      (41)         268         NM
 Appropriations Act reimbursements            -         (398)        NM
 Other                                      712          592       20.3%
  Total operating expenses               18,310       14,872       23.1%
Operating Loss                           (3,308)        (785)    (321.4%)
Other Income (Expense):
 Interest expense                          (824)        (757)      (8.9%)
 Interest income                             37           36        2.8%
 Gain from sale of investments              123          321      (61.7%)
 Gain on extinguishment of debt, net          9            -         NM
 Fair value adjustments of
  SFAS 133 derivatives                      (31)          (9)    (244.4%)
 Miscellaneous income, net                    2            5      (60.0%)
  Total other expense, net                 (684)        (404)     (69.3%)
Loss Before Income Taxes                 (3,992)      (1,189)    (235.7%)
Income Tax (Provision) Benefit           (1,206)         416     (389.9%)
Net Loss                                 (5,198)        (773)    (572.4%)
Preferred Stock Dividends                   (19)         (17)     (11.8%)
Net Loss Available
 To Common Shareowners                 $(5,217)       $(790)     (560.4%)
Basic and Diluted Loss Per Share       $(41.07)      $(6.40)     (541.7%)

Net Loss Excluding(Note 1)             $(2,281)     $(1,042)     (118.9%)
Basic and Diluted Loss Per Share
 Excluding(Note 1)                     $(18.10)      $(8.58)     (111.0%)

Weighted Average Shares Used In
 Basic and Diluted Loss Per
 Share Computation                  127,033,234  123,397,129         2.9%

Operating Margin                        (22.1%)        (5.6%)      (16.5)pts.

(a) Includes revenue from our wholly owned subsidiaries Atlantic Southeast Airlines, Inc. and Comair, Inc., and from our contract carriers Flyi, Inc., Chautauqua Airlines, Inc., and SkyWest Airlines, Inc., for all periods presented.

                                     -more-

                              DELTA AIR LINES, INC.
                               STATISTICAL SUMMARY
                                   (unaudited)

                                         Three Months Ended
                                             December 31,
                                                                 Percent
                                          2004        2003       Change
Consolidated:
Revenue Psgr Miles (millions) (a)        28,110      26,191         7.3%
Available Seat Miles (millions) (a)      38,143      36,063         5.8%
Passenger Mile Yield (cents) (a)          11.84       12.74        (7.1%)
Operating Revenue Per
 Available Seat Mile (cents) (a)           9.55       10.01        (4.6%)
Passenger Revenue Per
 Available Seat Mile (cents) (a)           8.73        9.25        (5.6%)
Operating Cost per
 Available Seat Mile (cents) (a)          15.46       11.03        40.2%
Operating Cost per Available
 Seat Mile - Excluding (cents) (a)
 (Note 1)                                 11.10       10.38         6.9%
Fuel Price Neutralized
 Operating Cost per Available
 Seat Mile - Excluding (cents) (a)
 (Note 1)                                 10.15       10.38        (2.2%)
Passenger Load Factor (percent) (a)       73.70       72.62         1.1 pts.
Breakeven Passenger Load
 Factor (percent) (a)                    123.63       80.58         1.7 pts.
Breakeven Passenger Load Factor (a)
 - Excluding (percent)(Note 1)            86.82       75.53        11.4 pts.
Passengers Enplaned (thousands)          27,794      26,514          4.8%
Fuel Gallons Consumed (millions)            631         602          4.8%
Average Price Per Fuel Gallon,
 net of hedging gains (cents)            141.84       84.65         67.6%
Number of Aircraft in Fleet,
 End of Period                              845         833          1.1%
Full-Time Equivalent Employees,
 End of Period                           69,150      70,600         (2.1%)

Mainline:
Revenue Psgr Miles (millions)            24,314      22,592          7.6%
Available Seat Miles (millions)          32,714      30,800          6.2%
Operating Cost per
 Available Seat Mile (cents)               9.75       10.61         (8.1%)
Operating Cost per Available
 Seat Mile - Excluding (cents)(Note 1)    10.40        9.85          5.6%
Fuel Price Neutralized
 Operating Cost per Available
 Seat Mile - Excluding (cents)
 (Note 1)                                  9.47        9.85         (3.9%)
Number of Aircraft in Fleet,
 End of Period                              541         551         (2.4%)


(a) The 2004 and 2003 statistics above include our contract carrier arrangements with Flyi, Inc., Chautauqua Airlines, Inc., and
SkyWest Airlines, Inc., for all periods presented.


                                     -more-

                              DELTA AIR LINES, INC.
                               STATISTICAL SUMMARY
                                   (unaudited)

                                         Twelve Months Ended
                                             December 31,
                                                                 Percent
                                          2004        2003       Change
Consolidated:
Revenue Psgr Miles (millions) (a)       113,311     102,301       10.8%
Available Seat Miles (millions) (a)     151,679     139,505        8.7%
Passenger Mile Yield (cents) (a)          12.17       12.73       (4.4%)
Operating Revenue Per
 Available Seat Mile (cents) (a)           9.89       10.10       (2.1%)
Passenger Revenue Per
 Available Seat Mile (cents) (a)           9.09        9.33       (2.6%)
Operating Cost per
 Available Seat Mile (cents) (a)          12.07       10.66       13.2%
Operating Cost per Available
 Seat Mile - Excluding (cents) (a)
 (Note 1)                                 10.86       10.75        1.0%
Fuel Price Neutralized
 Operating Cost per Available
 Seat Mile - Excluding (cents) (a)
 (Note 1)                                 10.30       10.75       (4.2%)
Passenger Load Factor (percent) (a)       74.70       73.33        1.4 pts.
Breakeven Passenger Load
 Factor (percent) (a)                     92.62       77.75        4.8 pts.
Breakeven Passenger Load Factor (a)
 - Excluding (percent)(Note 1)            82.69       78.44        4.3 pts.
Passengers Enplaned (thousands)         110,000     104,452        5.3%
Fuel Gallons Consumed (millions)          2,527       2,370        6.6%
Average Price Per Fuel Gallon,
 net of hedging gains (cents)            115.70       81.78       41.5%
Number of Aircraft in Fleet,
 End of Period                              845         833        1.1%
Full-Time Equivalent Employees,
 End of Period                           69,150      70,600       (2.1%)

Mainline:
Revenue Psgr Miles (millions)            98,280      89,432        9.9%
Available Seat Miles (millions)         129,974     120,462        7.9%
Operating Cost per
 Available Seat Mile (cents)              10.20       10.21       (0.1%)
Operating Cost per Available
 Seat Mile - Excluding (cents)(Note 1)    10.23       10.25       (0.2%)
Fuel Price Neutralized
 Operating Cost per Available
 Seat Mile - Excluding (cents)
 (Note 1)                                  9.68       10.25       (5.6%)
Number of Aircraft in Fleet,
 End of Period                              541         551       (2.4%)


(a) The 2004 and 2003 statistics above include our contract carrier arrangement with Flyi, Inc., Chautauqua Airlines, Inc., and SkyWest Airlines, Inc., for all periods presented.

                                     -more-

SELECTED BALANCE SHEET DATA:

                                      December 31,     December 31,
                                         2004             2003
                                      (unaudited)

(in millions)
Cash and cash equivalents              $ 1,799          $ 2,710
Restricted cash                            350              236
Total assets                            21,801           25,939
Total debt and capital leases           13,898           12,559
Total shareowners' deficit              (5,796)            (659)


Note 1: The following tables show reconciliations of certain financial measures adjusted for the items shown below.

                                             Three Months Ended      Twelve Months Ended
                                                 December 31,             December 31,
                                               2004        2003        2004        2003
(in millions)
Net loss                                     $(2,206)     $(327)     $(5,198)     $(773)
Items excluded (2003 items net of tax)
  Impairment of intangible assets              1,875         --        1,875         --
  Pension settlements, asset writedowns,
   restructuring and related items, net         (212)       146          (41)       173
  Appropriations Act reimbursements               --         --           --       (251)
  Gain from sale of investments, net            (123)       (21)        (123)      (197)
  Fair value adjustments of SFAS 133
   derivatives                                    --         (5)          --          6
  Deferred income tax asset reserve             (114)        --        1,206         --
Total items excluded
 (2003 items net of tax)                       1,426        120        2,917       (269)
Net loss - excluding                           $(780)     $(207)     $(2,281)   $(1,042)

Basic and Diluted loss per share             $(16.58)    $(2.69)     $(41.07)    $(6.40)
Items excluded (2003 items net of tax)
 Impairment of intangible assets               14.06         --        14.76         --
 Pension settlements, asset writedowns,
   restructuring and related items, net        (1.59)      1.18        (0.33)      1.40
 Appropriations Act reimbursements                --         --           --      (2.03)
 Gain from sale of investments, net            (0.92)     (0.17)       (0.97)     (1.59)
 Gain on extinguishment of debt, net              --         --           --      (0.01)
 Fair value adjustments of SFAS 133
  derivatives                                     --      (0.03)          --       0.05
 Deferred income tax asset reserve             (0.85)        --         9.51        --
Total items excluded
 (2003 items net of tax)                       10.70       0.98        22.97      (2.18)
Basic and diluted loss per share
  - excluding                                 $(5.88)    $(1.71)     $(18.10)    $(8.58)

                                     -more-

                                          Three Months Ended           Twelve Months Ended
                                              December 31,                   December 31,
                                          2004          2003             2004         2003
 (in millions)
Operating expenses                     $ 5,897         $3,975         $ 18,310       $14,872
Items excluded:
  Impairment of intangible assets       (1,875)            -           (1,875)            -
  Pension settlements, asset writedowns,
   restructuring and related items, net    212           (232)              41          (275)
  Appropriations Act reimbursements          -              -               -            398
Total items excluded                    (1,663)          (232)          (1,834)          123
Operating expenses - excluding         $ 4,234         $3,743         $ 16,476       $14,995

(in millions)
Mainline operating expenses            $ 3,189         $3,267         $ 13,261       $12,300
Items excluded:
  Pension settlements, asset writedowns,
   restructuring and related items, net    212           (232)              41          (275)
  Appropriations Act reimbursements          -              -               -            318
Total items excluded                       212           (232)              41            43
Mainline operating expenses
 - excluding                            $3,401         $3,035          $13,302       $12,343

Unit costs                               15.46(cents)   11.03(cents)     12.07(cents)  10.66(cents)
Items excluded:
 Impairment of intangible assets         (4.92)            -            (1.24)             -
 Pension settlements, asset writedowns,
   restructuring and related items, net   0.56          (0.65)            0.03         (0.20)
 Appropriations Act reimbursements           -              -                -          0.29
Total items excluded                     (4.36)          0.65            (1.21)         0.09
Unit costs - excluding                   11.10(cents)   10.38(cents)     10.86(cents)  10.75(cents)

Mainline unit costs                       9.75(cents)   10.61(cents)     10.20(cents)  10.21(cents)
Items excluded:
Pension settlements, asset writedowns,
   restructuring and related items, net   0.65          (0.76)            0.03         (0.22)
 Appropriations Act reimbursements           -              -                -          0.26
Total items excluded                      0.65          (0.76)            0.03          0.04
Unit costs - excluding                   10.40(cents)    9.85(cents)     10.23(cents)  10.25(cents)


Breakeven load factor                   123.63%         80.58%           92.62%        77.75%
Items excluded:
 Impairment of intangible assets         (41.51)            -           (10.16)            -
 Pension settlements, asset writedowns,
   restructuring and related items, net   4.70          (5.05)            0.23         (1.55)
 Appropriations Act reimbursements           -              -                -          2.24
Total items excluded                    (36.81)         (5.05)           (9.93)         0.69
Breakeven load factor - excluding        86.82%         75.53%           82.69%        78.44%


                                     -more-

Page 14
Note 1 (continued)

                                          Three Months Ended      Twelve Months Ended
Fuel price neutralized unit costs          December 31, 2004       December 31, 2004
(in millions, except where noted)
Operating expenses - excluding               $ 4,234                   $ 16,476
Less fuel expense                               (895)                    (2,924)
Plus current year fuel gallons
 x prior year fuel price(1)(2)                   534                      2,067
Fuel price neutralized operating expenses
 - excluding                                 $ 3,873                   $ 15,619
ASMs                                          38,143                    151,679
Fuel price neutralized unit costs
 - excluding (cents)                           10.15                      10.30
vs. December 2003 quarter unit costs
 - excluding (cents)                           10.38                      10.75
Change                                          (2.2%)                    (4.2%)

Mainline fuel price neutralized unit cost
(in millions, except where noted)
Operating expenses - excluding               $ 3,401                   $ 13,302
Less fuel expense                               (739)                    (2,412)
Plus current year fuel gallons
X prior year fuel price (3)(4)                   436                      1,687
Fuel price neutralized operating expenses
 - excluding                                 $ 3,098                   $ 12,577
ASM's                                         32,714                    129,974
Fuel price neutralized unit costs
 - excluding (cents)                            9.47                       9.68
vs. December 2003 quarter unit costs
 - excluding (cents)                            9.85                      10.25
Change                                         (3.9%)                     (5.6%)


                                           Three Months Ended
                                           December 31, 2004

Capital Expenditures
(in millions)
Cash used by investing activities - GAAP
Flight equipment, including advance payments      (3)
Ground property and equipment additions           95
Add:
  Aircraft seller financing                      111
  Advanced payments on aircraft, net              20
Less:
  Boston airport terminal project expenditures   (32)

Capital Expenditures                           $ 191


(1) 631 million gallons x 84.65 cents/gallon for the three months ended December 31, 2004.

(2) 2.5 billion gallons x 81.78 cents/gallon for the year ended December 31, 2004.

(3) 529 million gallon x 82.45 cents/gallons for the three months ended December 31, 2004.

(4) 2.1 billion gallons x 79.33 cents/gallons for the year ended December 31, 2004.

                                     -more-

NOTE 2.

DECEMBER 2004 QUARTER TRAFFIC, CAPACITY, LOAD FACTOR, YIELD AND UNIT REVENUE VS. DECEMBER 2003 QUARTER


                                                               Year-Over-Year Change

                                 North America            Atlantic             Latin America            Pacific
                                 -------------            --------             -------------            -------
Traffic                               5.7%                  10.8%                  25.2%                 10.0%
Capacity                              3.7%                  11.1%                  26.5%                 10.3%
Load Factor                           1.4 pts.              (0.2) pts.             (0.7) pts.            (0.2) pts.
Yield                                (7.7%)                 (2.2%)                 (7.5%)                (1.9%)
Passenger Unit Revenue               (5.9%)                 (2.5%)                 (8.4%)                (2.1%)